UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2007
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.	Grant of awards to certain named executive officers under the Cash Performance Unit Plan for the 2007-2009 performance cycle.

On February 14, 2007, the Compensation Committee of the Board of Directors (the “Committee”) approved grants of new awards under the Company’s Cash Performance Unit Plan, or “CPUP,” for the performance period from January 1, 2007 to December 31, 2009 for Company’s executive officers named in the Company’s most recent proxy statement who are eligible to participate in the CPUP.

The target award for James A. Skinner is $3,600,000. The target award for Matthew H. Paull is $1,200,000. The target award for Ralph Alvarez is $2,000,000.

The 2007-2009 CPUP operates on a three-year cycle with a cumulative payout at the end of the cycle. The final payout is determined based on the entire performance period. Participants will not receive any payout under the new CPUP until after the end of the performance period on December 31, 2009.

The performance measures that will be used to calculate CPUP payouts for the 2007-2009 performance cycle are:

•
Consolidated three-year compounded annual “Brand McDonald’s operating income growth” (weighted 75%), which reflects growth in income from all company-operated and franchised restaurants, excluding those not operated under McDonald’s brand name; and

•	Average return on total assets, or “ROTA,” (weighted 25%).

To calculate the final payout, the amount based on the above performance measures will be adjusted by a multiplier based on the Company’s cumulative total shareholder return versus the S&P 500 Index for the performance period, which may result in final payouts being increased or decreased by up to 15%.

The maximum final payout that each of Messrs. Skinner, Paull and Alvarez can earn under the 2007-2009 CPUP is 230% of the target award.

2.	Grant of 2006 awards of restricted stock units to certain named executive officers.

On February 14, 2007, the Committee approved grants of restricted stock units, or “RSUs,” under the Company’s Amended and Restated 2001 Omnibus Stock Ownership Plan to Messrs. Skinner, Paull and Alvarez and determined the performance-based vesting conditions that will apply to the RSUs.

The RSUs cliff vest after three years, subject to a performance-based vesting condition linked to the level of compounded annual growth in diluted earnings per share, or “EPS,” achieved by the Company during the three-year vesting period. The EPS target for full vesting of the RSUs is 7% compounded annual EPS growth. If less than 2% compounded growth is achieved, none of the RSUs will vest. If EPS growth is at or above the 2% threshold but below the 7% target, a portion of the awards will vest in proportion to the level of EPS growth achieved.

3.	Approval of 2006 annual cash incentive awards to certain named executive officers under the Target Incentive Plan.

On February 14, 2007, the Committee approved final payouts in respect of 2006 under the Company’s annual broad-based incentive plan, which is referred to as the Target Incentive Plan or “TIP,” to Messrs. Skinner, Paull and Alvarez as well as Michael J. Roberts.

TIP payouts were determined based primarily on growth in Brand McDonald’s operating income in 2006. The maximum final TIP payout that the executive officers could earn was 250% of their respective target awards.

Based on the superior performance of the Company and the individual performance of each of the respective officers in 2006, the final TIP payouts for Messrs. Skinner, Paull, Alvarez and Roberts were significantly above their target awards. The final TIP payouts for these officers are shown in the table below.

Officer	Final TIP payout (% of target award)	Final Payout
James A. Skinner	243%	$3,500,000
Matthew H. Paull	223%	$1,155,000
Ralph Alvarez	198%	$1,500,000
Michael J. Roberts	185%	$1,802,775

4.	Approval of final payouts to named executive officers under the Cash Performance Unit Plan for the 2004-2006 performance cycle.

On February 14, 2007, the Committee approved final payouts to Messrs. Skinner, Paull, Alvarez, as well as Michael J. Roberts and M. Lawrence Light under the CPUP for the performance period from January 1, 2004 to December 31, 2006. Messrs. Roberts and Light received pro rated payouts because they were not eligible for participation in CPUP throughout the entire performance period.

The final CPUP awards for these officers for the 2004-2006 performance period were as follows:

Officer	Final Payout
James A. Skinner	$5,333,195
Matthew H. Paull	$1,759,416
Ralph Alvarez	$2,169,111
Michael J. Roberts	$3,440,663
M. Lawrence Light	$1,097,396

Final payouts were determined based on substantially the same performance metrics as those described above for the 2007-2009 performance cycle.

Based on the Company’s superior performance during the 2004-2006 performance period, the final CPUP payouts for Messrs. Skinner, Paull and Alvarez were 215% of their target awards. Messrs. Roberts and Light received pro rated payouts, based on 215% of their respective target awards, reflecting the portion of the performance period that had elapsed as of the date on which each of them ceased to be eligible to participate in CPUP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION
(Registrant)
Date: February 21, 2007	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President - Associate General Counsel and Assistant Secretary